September  17,  2001

TO:  U.S.  Securities  &  Exchange  Commission
     450  Fifth  Street,  N.W.
     Washington,  D.C.

FROM:  Van  Buren  &  Hauke,  LLC,  CPA's

     We have previously acted as independent certified public accountants for Triple S Parts, Inc. (Company).

     We have received and reviewed the Form 10-QSB for the quarter ended June 30, 2001, reporting in Item 5 a change in auditors.

     We have reviewed Item 5 of the aforementioned Form 10-QSB and have no disagreements with the statements contained therein by the Company.

Very  truly  yours,

/s/  Van  Buren  &  Hauke,  LLC